UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007 (March 7, 2007)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 7, 2007, Hospitality Properties Trust, or the Company, agreed to sell $300 million aggregate principal amount of 5.625% Senior Notes due 2017, or the Notes.  The Notes were issued on March 12, 2007.  The Company’s net proceeds from the sale, after deducting the initial purchasers’ discounts and the estimated offering expenses payable by the Company, were approximately $297 million.  The Company used these net proceeds to repay a portion of the debt incurred to fund its recently completed acquisition of TravelCenters of America, Inc., or the Acquisition Facility.

The Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act, or any state securities law, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from registration requirements. The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes are the Company’s senior unsecured obligations and rank equally with all of the Company’s other senior unsecured indebtedness.  The Notes are not obligations of the Company’s subsidiaries.

The Company will pay 5.625% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on March 15 and September 15 of each year, starting on September 15, 2007, to holders of record at the close of business on the date 14 calendar days immediately preceding the applicable interest payment date.  The Notes will mature on March 15, 2017, unless earlier redeemed.

The Notes are governed by an indenture, dated as of February 25, 1998, between the Company and U.S. Bank National Association, or the Trustee.  The Indenture is supplemented by a Supplemental Indenture No. 11, dated as of March 12, 2007, between the Company and the Trustee.  We refer to this Indenture, as so supplemented, as the Indenture.

The Company may redeem the Notes in whole or in part at any time at its option at a redemption price equal to 100% of the principal amount plus accrued but unpaid interest (including any additional interest, if any), plus the make whole amount, if any.  If the Company redeems the Notes on or before September 15, 2016, the Company will pay a make-whole amount calculated as set forth in the Indenture.

Under the terms of the Indenture, the Company is subject to financial covenants which are substantially the same as those applicable to the Company’s publicly offered 6.30% Senior Notes due 2016, which were issued in June, 2006.  The Indenture provides for customary ‘‘events of default’’ which could cause, or permit, the acceleration of the Notes.  Those are similar to the events of default with respect to the Company’s publicly offered senior notes.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of March 12, 2007, with the initial purchasers, or the Registration Rights Agreement. Under the Registration Rights Agreement, the Company agreed to (1) use its reasonable best efforts to cause a registration statement relating to notes having substantially identical terms as the Notes, or the Exchange Notes, to become effective under the Securities Act within 150 days after the date on which the Company issued the Notes, (2) after effectiveness of such registration statement, conduct an exchange offer through which the Company will exchange the Notes for freely tradable Exchange Notes, and (3) use the Company’s reasonable best efforts to cause the exchange to be completed within 180 days after the date on which the Company issued the Notes.  The Company is obligated to pay additional interest on the

Notes if it does not satisfy certain of its obligations under the Registration Rights Agreement within the time periods specified therein.

The Supplemental Indenture No. 11 and the Registration Rights Agreement are attached hereto as Exhibit 4.1 and 4.2, to this Current Report on Form 8-K respectively, and are incorporated herein by reference.  This Current Report on Form 8-K contains only a summary of certain provisions of the Indenture and the Registration Rights Agreement. The summaries do not purport to be complete and are qualified in their entirety by reference to those documents.  The Registration Rights Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Registration Rights Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 8.01.  Other Events.

As previously reported, in connection with the Company’s offering of 3.80% Convertible Senior Notes due 2027, or Convertible Notes, the Company on March 2, 2007, granted to the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $75 million of Convertible Notes to cover overallotments, if any, in connection with the Company’s offering of $500 million of Convertible Notes.  On March 9, 2007, the Company received notice from the initial purchasers that they were exercising their overallotment option in full.  The additional Convertible Notes will be issued and sold by the Company on the same terms as the initially issued Convertible Notes.  The Company expects to issue the additional Convertible Notes on March 14, 2007.

The Company expects the net proceeds from the sale of the additional Convertible Notes, after deducting the initial purchasers’ discounts and the estimated offering expenses payable by the Company, to be approximately $73 million, and to use approximately $38 million of such net proceeds to complete the repayment of the Acquisition Facility and to use the remaining approximately $35 million of such net proceeds to reduce borrowings outstanding under the Company’s revolving credit facility.  After giving effect to the application of the net proceeds to the revolving credit facility, approximately $25 million will be outstanding under the Company’s $750 million revolving credit facility.  As of March 12, 2007, the interest rate applicable to the revolving credit facility is 5.9%.

The Convertible Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act, or any state securities law, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from registration requirements. The Company offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1

Supplemental Indenture No. 11 related to the 5.625% Senior Notes due 2017, dated as of March 12, 2007, between Hospitality Properties Trust and U.S. Bank National Association, as Trustee, including the form of 5.625% Senior Note due 2017

4.2	Registration Rights Agreement, dated as of March 12, 2007, between Hospitality Properties Trust and the Initial Purchasers named therein

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE AND SALE OF ADDITIONAL CONVERTIBLE NOTES.  THE CLOSING OF THE ISSUANCE AND SALE OF THE ADDITIONAL CONVERTIBLE NOTES PURSUANT TO THE OVERALLOTMENT OPTION IS SUBJECT TO CONDITIONS CUSTOMARY TO TRANSACTIONS OF THIS TYPE AND MAY BE DELAYED OR MAY NOT OCCUR AT ALL.  FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISION TO THESE FORWARD LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated: March 12, 2007

Exhibit Index

4.1

Supplemental Indenture No. 10 related to the 3.80% Convertible Senior Notes due 2027, dated as of March 7, 2007, by and between Hospitality Properties Trust and U.S. Bank National Association, as Trustee, including the form of 3.80% Convertible Senior Note due 2027

4.2	Registration Rights Agreement, dated as of March 12, 2007, by and between Hospitality Properties Trust and the Initial Purchasers named therein